Exhibit 99.1

Perry Ellis International Elects Joseph Natoli to its Board of Directors

Perry Ellis International (NASDAQ:PERY) announced today the election of Mr. Joseph Natoli as a new independent member to the company’s Board of Directors, bringing the total number of directors to ten and the number of independent directors to seven.

Mr. Natoli has an extensive financial and accounting background. He currently serves as senior vice president and chief financial officer of the University of Miami, where he has direct responsibility over multiple financial and operational areas of the university. He also possesses extensive experience in the publishing industry, having held senior leadership positions at Philadelphia Newspapers LLC where he was chairman and publisher from 2004 to 2006; the San Jose Mercury News, where he was president and publisher from 2001 to 2003; and the Miami Herald where he was president between 1994 and 2001. He is a graduate of the University of South Florida and Nova University School of Business. Mr. Natoli also has strong civic commitment, currently serving on the boards of United Way (Miami-Dade) and the Orange Bowl Committee. He previously served on the board of Miami Children’s Hospital, Beacon Council, YMCA of Greater Miami, Greater Miami Chamber of Commerce and March of Dimes.

“Joe’s strong financial background, broad operational experience and passionate civic commitment make him an ideal complement to our Board. I look forward to his insights and fresh perspective as we continue the successful growth of Perry Ellis International,” George Feldenkreis, chairman and CEO of Perry Ellis International commented. “With Joe’s appointment, we increase our independent board members to seven, consistent with our high standards for corporate governance,” Mr. Feldenkreis concluded.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories, and fragrances. The Company’s collection of dress and casual shirts, golf sportswear, sweaters, dress and casual pants and shorts, jeans wear, active wear and men’s and women’s swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands including Perry Ellis®, Jantzen®, Cubavera®, Savane®, Munsingwear®, Original Penguin® by Munsingwear®, AXIST®, Grand Slam®, John Henry®, Natural Issue®, Farah®, Pro Player®, Manhattan®, the Havanera Co.®, Axis®, Tricots St. Raphael®, Mondo di Marco®, Redsand®, Gotcha®, Girl Star® and MCD®. The Company enhances its roster of brands by licensing trademarks from third parties including Dockers® for outerwear, Nike® and JAG® for swimwear, and PING® and PGA TOUR® for golf apparel. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “could,” “may,” “might,” “potential,” “predict,” “should,” “estimate,” “expect,” “project,” “believe,” “plan,” “envision,” “continue,” “intend,” “target,” “contemplate,” or “will” and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, our future capital needs and our ability to obtain financing, our ability to integrate acquired businesses, trademarks, tradenames and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct to consumer retail markets, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict, and other factors set forth in Perry Ellis International’s filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

CONTACT:

Perry Ellis International Investor Relations

Francisco G. Hoffmann, 305-873-1365

SOURCE: Perry Ellis International